As filed with the Securities and Exchange Commission on January 26, 2022

Registration No. 333-224175

Registration No. 333-234529

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-224175

FORM S-8 REGISTRATION STATEMENT NO. 333-234529

UNDER

THE SECURITIES ACT OF 1933

Odonate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-2493065 (I.R.S. Employer Identification No.)

3 East 28th Street, 10th Floor

New York, New York 10016

(Address of principal executive offices, zip code)

Odonate Therapeutics, Inc. 2017 Stock Option Plan

Odonate Therapeutics, Inc. 2017 Employee Stock Purchase Plan

(Full title of the plans)

Kevin Tang

Chairman and Chief Executive Officer

Odonate Therapeutics, Inc.

3 East 28th Street, 10th Floor

New York, New York 10016

(Name and address of agent for service)

(332) 206-0935

(Telephone number, including area code, of agent for service)

with a copy to:

Ryan Murr, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Odonate Therapeutics Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-224175, filed on April 6, 2018, relating to the Odonate Therapeutics, Inc. 2017 Stock Option Plan and the Odonate Therapeutics, Inc. 2017 Employee Stock Purchase Plan; and

•	Registration Statement No. 333-234529, filed on November 6, 2019, relating to the Odonate Therapeutics, Inc. 2017 Stock Option Plan.

The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 26, 2022. No other person is required to sign this Amendment in reliance upon Rule 478 under the Securities Act of 1933.

ODONATE THERAPEUTICS, INC.

By:	/s/ Michael Hearne
Name:	Michael Hearne
Title:	Chief Financial Officer